Exhibit 5.1

650 Page Mill Road Palo Alto, CA 94304-1050 PHONE 650.493.9300 FAX 650.493.6811 www.wsgr.com

May 31, 2018

Lumentum Holdings Inc.

400 N. McCarthy Boulevard

Milpitas, CA 95035

RE: Registration Statement on Form S-4 (Registration No. 333-224991)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-4 filed by Lumentum Holdings Inc. (the “Company”) with the Securities and Exchange Commission, Registration No. 333-224991 (such Registration Statement, as amended, the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act), of shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share, to be issued in connection with the merger of Prota Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, with and into Oclaro, Inc., a Delaware corporation (“Oclaro”), and, as part of a single integrated transaction, the merger of Oclaro with and into Prota Merger, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, as described in the Registration Statement (the “Merger”). As counsel to the Company in connection with the Merger, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by the Company in connection with the issuance of the Shares in the Merger.

Based upon the foregoing, and subject to the qualifications set forth below, it is our opinion that, as of the date hereof, the Shares have been duly authorized by all necessary corporate action on the Company’s part and, when issued in the manner described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

We do not express any opinion on any laws other than the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America.

This opinion is furnished to the Company solely in connection with the Registration Statement. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement, including the proxy statement/prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

AUSTIN    BEIJING    BOSTON    BRUSSELS    HONG KONG    LOS ANGELES    NEW YORK    PALO ALTO

SAN DIEGO    SAN FRANCISCO    SEATTLE    SHANGHAI    WASHINGTON, DC    WILMINGTON, DE